Exhibit 99.1

QDX™ HealthID to Support Saliva/Sputum-based COVID-19 Diagnostic Services Developed by MicroGenDX

The QDXTM HealthID service works with MicroGenDX test kits,
which allow for easy collection of saliva samples

San Marcos, TX – July 15, 2020 – QDX HealthID Incorporated, a wholly-owned subsidiary of Quantum Materials Corp (OTC Bulletin Board: QTMM) – today announced that its parent has signed an agreement to include MicroGenDX diagnostic services as part of the QDX™ HealthID ecosystem. The QDX HealthID, currently in beta release, is a SaaS-based platform that allows companies and individuals to see and select a particular COVID-19 test kit, authenticate and record the test results in a secure way, and then share those authenticated results with friends, family—or any other third party of their choosing.

The agreement signed with MicroGenDX allows those persons registered on the QDX™ HealthID platform the convenience of saliva/sputum-based COVID-19 diagnostic services that the MicroGenDX molecular diagnostic lab is known for— when a health care provider prescribes MicroGenDX’s test.

https://microgendx.com/covid19/

The agreement is non-exclusive and allows for other registered test kits and diagnostic services to be used by QDXTM HealthID customers. The QDX™ HealthID service operates in conjunction with test companies and diagnostic services companies.

“We are delighted to be working with MicroGenDX and making its easy-to-administer, FDA-authorized saliva/sputum specimen test available to our QDX TM HealthID customers,” says Stephen B. Squires, CEO of QDX HealthID. “Our combined capabilities will allow companies to offer attractive back-to-work programs that give their employees a choice of testing options.”

“MicroGenDX is excited to register its test kits and diagnostic services on the innovative QDXTM HealthID service. MicroGenDX has pioneered the use of saliva/sputum samples for COVID-19 testing, and sputum collection and views the QDX™ Health ID service as a value-add for physicians who prescribe our tests and a convenience for consumers.” notes MicroGenDX CEO Rick Martin.

MicroGenDX has received Emergency Use Authorization from the U.S. Food and Drug Administration under Section 564 of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §360bbb-3), for its sputum and NP swab test, and inclusion of the Southwest Regional PCR Laboratory dba MicroGenDX as an authorized lab for COVID-19 testing.

The QDXTM HealthID service allows an individual to control when and how to share an authenticated health status, such as the result of a COVID-19 test, without revealing the test result itself. QDXTM HealthID’s guiding mantra is “We don’t share your data. You do.”

ABOUT QDX HEALTHID INCORPORATED

QDX HealthID Incorporated is a wholly owned subsidiary of Quantum Materials Corp (QMC) created to leverage, adapt and augment QMC technologies to address global health and wellness opportunities, with an emphasis on authentication of people, products and places while recognizing the individual’s information privacy rights. More information is available at www.qdxhealthid.com.

ABOUT QUANTUM MATERIALS CORP

Quantum Materials Corp develops and manufactures quantum dots and nanomaterials for use in display, solar energy and lighting applications through its proprietary high-volume continuous flow production process. Combined with its proprietary blockchain technology, QMC’s unique quantum dots are also used in anti-counterfeit applications.

QMC’s volume manufacturing methods enable consistent quality and scalable cost reductions to provide the foundation for technologically superior, energy efficient and environmentally sound displays, the next generation of solid-state lighting and solar photovoltaic power applications. By leveraging the highly tunable emission quality of its quantum dots, combined with its scalable blockchain platform, QMC also offers products that underpin anti-counterfeit initiatives. For more information, visit Quantum Materials Corp at www.quantummaterialscorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties concerning our business, products and financial results, are predictions only and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of the Quantum Materials Corp products and services, the ability to complete software development plans in a timely manner, changes in relationships with third parties, changes to the product mix sold by the Company and other factors. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and reports subsequently filed by us with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at http://www.sec.gov/ or from our website. Quantum Materials Corp. hereby disclaims any obligation to update the information provided above, including forward-looking statements publicly, to reflect subsequent events or circumstances.

QDX HEALTHID INCORPORATED AND QUANTUM MATERIALS CORP CONTACT:

Michael Glavich
VP, Business Development

mglavich@qdxhealthid.com